UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2015

ILLINOIS TOOL WORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue, Glenview, IL		60025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-724-7500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At its December 11, 2015 meeting, the Company’s Board of Directors approved an amendment and restatement of the Company’s By-Laws in order to implement “proxy access,” which allows the Company’s eligible stockholders to include their own director nominees in the Company’s annual meeting proxy materials under the circumstances set forth in the By-Laws. New Section 12 was added to Article II of the By-Laws and provides that up to 20 stockholders owning at least 3% of the Company’s outstanding common stock for at least three years may nominate up to the greater of 25% of the Board of Directors or two directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The amended and restated By-Laws approved by the Board became effective immediately upon approval.

The amended and restated By-Laws also include updates to Section 10(c) and Section 11 of Article II to reflect the Company’s implementation of proxy access.

A copy of the Company’s By-laws, as amended and restated and marked to show the changes from the By-Laws immediately prior to the amendments, is included as Exhibit 3(b)(i) hereto. A clean copy of the Company’s By-Laws, as amended and restated, is included as Exhibit 3(b)(ii) hereto. The above description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the amended and restated By-Laws filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Exhibit Description

3(b)(i)	By-Laws of Illinois Tool Works Inc., as amended and restated as of December 11, 2015 (Marked)

3(b)(ii)	By-Laws of Illinois Tool Works Inc., as amended and restated as of December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: December 17, 2015	By:	/s/ Michael M. Larsen
Michael M. Larsen
Senior Vice President and Chief Financial Officer